UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     September 21, 2011

P & F INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 21, 2011, P&F Industries, Inc. (the “Company”), its subsidiaries Florida Pneumatic Manufacturing Corporation (“Florida Pneumatic”), Hy-Tech Machine, Inc. (“Hy-Tech”) and Nationwide Industries, Inc. (“Nationwide”, and together with the Company, Florida Pneumatic and Hy-Tech, collectively, “Borrowers”) and its subsidiaries Continental Tool Group, Inc. (“Continental Tool”), Countrywide Hardware, Inc. (“Countrywide”), Embassy Industries, Inc. (“Embassy”), Green Manufacturing, Inc. (“Green”), Pacific Stair Products, Inc. (“Pacific Stair”), WILP Holdings, Inc. (“WILP”) and Woodmark International, L.P. (“Woodmark”, and together with Continental Tool, Countrywide, Embassy, Green, Pacific Stair and WILP, collectively, “Guarantors”) entered into a First Amendment to Loan and Security Agreement, effective as of September 21, 2011 (the “Amendment”) with Capital One Leverage Finance Corporation (“Agent”), as agent for Lenders (“Lenders”) from time to time party to the Loan Agreement.  The Amendment amended that certain Loan and Security Agreement, dated as of October 25, 2010 (the “Loan Agreement”), among the Borrowers, the Guarantors, the Agent and the Lenders.

The Amendment increases the maximum aggregate amount of permitted Capital Expenditures (as defined in the Loan Agreement) for 2011 from $750,000 to $1,400,000.

The foregoing summary of the Amendment is qualified in its entirety by the terms and provisions of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

10.1
First Amendment to Loan and Security Agreement, dated as of September 21, 2011, among the Company, Florida Pneumatic, Hy-Tech, Nationwide, Continental Tool, Countrywide, Embassy, Green, Pacific Stair, WILP, Woodmark, Lenders and Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date:September 27, 2011

By: /s/ Joseph A. Molino, Jr.. Joseph A. Molino, Jr. Vice President, Chief Operating Officer and Chief Financial Officer